Exhibit 32.2

Certification of Principal Financial Officer
Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report on Form 10-K of MeridianLink, Inc. (the “Company”) for the period ended December 31, 2024, as filed with the Securities and Exchange Commission (the “Report”), I, Elias Olmeta, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.
2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Elias Olmeta
Name: Elias Olmeta
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)
March 13, 2025

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
This certification is being furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.